                                                                   EXHIBIT 4(C)





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                           FRUIT OF THE LOOM, INC.

                                     and

                 CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.

                                 Rights Agent

                               Rights Agreement

                          Dated as of March 8, 1996

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
                               TABLE OF CONTENTS

                                                                                                                       Page
                                                                                                                       ----
  Section 1.   Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  Section 2.   Appointment of Rights Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  Section 3.   Issuance of Rights Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  Section 4.   Form of Rights Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  Section 5.   Countersignature and Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  Section 6.   Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed,
               Lost or Stolen Rights Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  Section 7.   Exercise of Rights; Purchase Price; Expiration Date of Rights . . . . . . . . . . . . . . . . . . . .   10
  Section 8.   Cancellation and Destruction of Rights Certificates . . . . . . . . . . . . . . . . . . . . . . . . .   12
  Section 9.   Availability of Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  Section 10.  Preferred Shares Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
  Section 11.  Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights . . . . . . . . . . . . .   14
  Section 12.  Certificate of Adjusted Purchase Price or Number of Shares  . . . . . . . . . . . . . . . . . . . . .   21
  Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power  . . . . . . . . . . . . . . . .   22
  Section 14.  Fractional Rights and Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
  Section 15.  Rights of Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
  Section 16.  Agreement of Rights Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
  Section 17.  Rights Certificate Holder Not Deemed a Stockholder  . . . . . . . . . . . . . . . . . . . . . . . . .   26
  Section 18.  Concerning the Rights Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
  Section 19.  Merger or Consolidation or Change of Name of Rights Agent . . . . . . . . . . . . . . . . . . . . . .   27
  Section 20.  Duties of Rights Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  Section 21.  Change of Rights Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
  Section 22.  Issuance of New Rights Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  Section 23.  Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  Section 24.  Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  Section 25.  Notice of Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  Section 26.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
  Section 27.  Supplements and Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
  Section 28.  Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  Section 29.  Benefits of this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  Section 30.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  Section 31.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  Section 32.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  Section 33.  Descriptive Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

Signatures  . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

                                                                                                                            Page
                                                                                                                            ----
Exhibit A -      Form of Certificate of Designations of Series A Junior
                 Participating Preferred Stock of FRUIT OF THE LOOM, INC. . . . . . . . . . . . . . . . . . . . . . . . . .  A-1

Exhibit B -      Form of Series A Rights Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1

Exhibit C -      Form of Series B Rights Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  C-1

Exhibit D -      Summary of Rights to Purchase Preferred Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  D-1

                                RIGHTS AGREEMENT


         Agreement, dated as of March 8, 1996, between FRUIT OF THE LOOM, INC., a Delaware corporation (the "Company"), and CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C., a New York limited liability company (the "Rights Agent").

         The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Series A Right") for each Common Share (as hereinafter defined) of the Company outstanding on March 22, 1996 (the "Record Date"), each Series A Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Series A Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined). The Series A Rights and the terms hereof obligate the Company to issue Series B Rights (as hereinafter defined) and other securities to holders of valid Series A Rights under certain circumstances.

         Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                 (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company,
         (iii) any employee benefit plan of the Company or any Subsidiary of the Company, (iv) any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, or (v) any "Farley Affiliate" (which shall have the same meaning in this Agreement as provided in the Company's Restated Certificate of Incorporation). Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of (a) an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding or (b) the acquisition by such Person of newly issued Common Shares directly from the Company (it being understood that a purchase from an underwriter or other intermediary is not directly from the Company); provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company or the receipt of newly-issued Common Shares directly from the Company and shall, after such share purchases or direct issuance by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person". Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement. The term "Incumbent Board of Directors" shall mean those individuals who, as of the date hereof, constitute the Board.

                 (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

                 (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                           (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                          (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (x) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (y) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event or (z) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the "Original Rights") or, with respect to Series B Rights, pursuant to the exercise or exchange of valid Series A Rights under Section 11(a)(ii) or Section 24(b) hereof; or (B) the sole or shared right to vote or dispose pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or (C) has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange
                 Act); or

                         (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding, whether written or oral (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company.

                 Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

                 (d) "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in Illinois are authorized or obligated by law or executive order to close.

                 (e) "Class A Shares" when used with reference to the Company, shall mean shares of Class A Common Stock, $.01 par value, of the Company, but when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) of such other Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management of such Person.

                 (f) "Class B Shares" shall mean shares of Class B Common Stock, $.01 par value, of the Company.

                 (g) "Close of Business" on any given date shall mean 5:00 P.M., Chicago, Illinois time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Chicago, Illinois time, on the next succeeding Business Day.

                 (h) "Common Shares" when used with reference to the Company shall mean the Class A Shares and Class B Shares, taken together. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) of such other Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management of such Person.

                 (i) "Continuing Director" shall mean (i) any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the date of this Agreement, or (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

                 (j) "Distribution Date" shall have the meaning set forth in Section 3 hereof.

                 (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 (l) "Final Expiration Date" shall have the meaning set forth in Section 7 hereof.

                 (m) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                 (n) "Preferred Shares" shall mean shares of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designations attached to this Agreement as Exhibit A.

                 (o)     "Redemption Date" shall have the meaning set forth in
         Section 7 hereof.

                 (p) "Rights," unless otherwise expressly provided, shall mean both the Series A Rights and Series B Rights.

                 (q) "Section 11(a)(ii) Event" shall mean an event described in Section 11(a)(ii) hereof.

                 (r) "Series B Rights" shall mean the Rights evidenced by a Certificate in the form of Exhibit B attached hereto which the Company is obligated to issue upon the occurrence of a Section 11(a)(ii) Event or any of the events described in Section 24(a) hereof.

                 (s) "Shares Acquisition Date" shall mean the first date of public announcement (which for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act, by the Company or an Acquiring Person that an Acquiring Person has become such.

                 (t) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                 (u) "Triggering Event" shall mean a Section 11(a)(ii) Event or an event described in Section 13(a) hereof.

         Whenever a determination of the percentage of outstanding shares held by a Person or any other fact or circumstance is required for purposes of deciding whether a Person or entity is or is not one of the items defined in this Section 1, the decision of the Company's Board of Directors regarding such fact or circumstance shall be final and binding upon the Company, the Rights Agent, and all other Persons. The Company reserves the right to require, or cause the Rights Agent to require, that Persons prove that Rights held by them remain valid.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, with respect to the Series A Rights, in accordance with Section 3 hereof, shall prior to the Distribution Date, also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

         Section 3.      Issuance of Rights Certificates.

                 (a) Until the earlier of (i) the Close of Business on the tenth day after the Shares Acquisition Date or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, a Farley Affiliate, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, a Farley Affiliate, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 15% or more of the then outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Series A

         Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the Certificates for Common Shares registered in the names of the holders thereof (which Certificates shall also be deemed to be Series A Rights Certificates) and not by separate Series A Rights Certificates, (y) the right to receive Series A Rights Certificates will be transferable only in connection with the transfer of Common Shares and (z) each transfer of Common Shares (including a transfer to the Company) shall constitute a transfer of the Series A Rights associated with such Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Series A Rights Certificate, in substantially the form of Exhibit B hereto (a "Series A Rights Certificate"), evidencing one Series A Right for each Common Share so held. As of the Distribution Date, the Series A Rights will be evidenced solely by such Series A Rights Certificates. Under the circumstances described in Sections 11(a)(ii) and 24 hereof, the holders of valid Series A Rights certificates will be entitled to receive Series B Rights Certificates from the Company, and accordingly, in that sense, so long as the Series A Rights Certificates are evidenced by certificates for Common Shares of the Company, the Series B Rights will be evidenced by Certificates evidencing ownership of Common Shares (including a transfer to the Company) and shall be transferred with, and transferable only by, a transfer of Common Shares (including a transfer to the Company). As soon as practicable after (x) an exercise of Series A Rights after the occurrence of a Section 11(a)(ii) Event or (y) an event described in
         Section 24 hereof, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Series B Rights Certificate, in substantially the form of Exhibit C hereto (a "Series B Rights Certificate"), evidencing Series B Rights issuable under such circumstances as provided herein. As of such date, the Series B Rights will be evidenced solely by such Series B Rights Certificate.

                 (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit D hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such Certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

                 (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                 This Certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between FRUIT OF THE LOOM, INC. and CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C. dated as of March 8, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of FRUIT OF THE LOOM, INC. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate Certificates and will no longer be evidenced by this Certificate. FRUIT OF THE LOOM, INC. will mail to the holder of this Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person or any Associate or Affiliate thereof (all as defined in the Rights Agreement) shall become null and void.

         With respect to such Certificates containing the foregoing legend, until the Distribution Date, the Series A Rights associated with the Common Shares represented by such Certificates shall be evidenced by such Certificates alone, and the surrender for transfer of any such Certificate shall also constitute the transfer of the Series A Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

         Section 4.      Form of Rights Certificates.

                 (a) The Series A Rights Certificates and Series B Rights Certificates (collectively the "Rights Certificates"), and the forms of election to purchase and of assignment to be printed on the reverse thereof, shall be substantially the same as Exhibit B and Exhibit C hereto, respectively, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the terms, provisions and restrictions elsewhere herein, the Rights Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price shall be subject to adjustment as provided herein.

                 (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by:
         (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding, whether written or oral, regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined in good faith is part of a plan, arrangement or understanding, whether written or oral, which has as a primary purpose or effect avoidance of the second paragraph of Section 11(a)(ii) hereof, and any Rights Certificate issued pursuant to Section 6 or
         Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

                 The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 11(a)(ii) of such Agreement.

         The provisions of the second paragraph of Section 11(a)(ii) shall apply whether or not any rights Certificate actually contains the foregoing Legend.

         Section 5. Countersignature and Registration. The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

         Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Rights Certificates of each series issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

         Section 6. Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

                 (a) Subject to the provisions of Sections 4(b), 14 and 24 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Rights Certificate or Rights Certificates (other than Series A Rights Certificates representing Series A Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split-up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share (or Class A Shares, other securities or property, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitle such holder to purchase. Any registered holder desiring to transfer, split-up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split-up, combined or exchanged at the principal office of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the Certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 4 and 11(a)(ii) hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Rights Certificates.

                 (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

         Section 7.      Exercise of Rights; Purchase Price; Expiration Date of
                         Rights.

                 (a) Subject to Section 11(a)(ii) hereof, the registered holder of any valid Series A Rights Certificate may exercise the Series A Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Series A Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price (as defined below) for each one one-hundredth of a Preferred Share (or Class A Shares, other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on March 21, 2006 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

                 (b) The Purchase Price for each one one-hundredth of a Preferred Share to be issued upon exercise of a Right shall initially be $90, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (d) below.

                 (c) At any time after Series B Rights are purchased by or distributed to holders of valid Series A Rights Certificates, a holder of any valid Series B Rights Certificate may exercise the Series B Rights evidenced thereby (except as otherwise provided herein) in whole or in part upon surrender of the Series B Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal offices of the Rights Agent, together with payment of the Purchase Price which is then in effect for the Series A Rights (and if no Series A Rights remain outstanding, the Purchase Price which would have been in effect had the Series A Rights remained outstanding and all of the applicable adjustments to the Purchase Price had been made) and shall receive upon such exercise the number of one one-hundredths of Preferred Shares (or Class A Shares, other securities, cash or other assets, as the case may be) which such exercising holder would have received had such holder exercised Series A Rights at the time of exercise.

                 (d) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate on the reverse side of the Rights Certificate duly executed, accompanied by payment of the Purchase Price for the shares (or other securities or property, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate in accordance with Section 9 hereof by wire transfer, certified check, cashier's check or money order payable to the order of the Company, or such other payment method reasonably required by the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or make available if the Rights Agent is the transfer agent of the Preferred Shares) certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) requisition from the depositary agent depositary receipts as provided in Section 14(b) hereof, representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company or such other entity the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Rights Certificate. In the event that the Company elects or is obligated to issue other securities (including Class A Shares) of the Company, pay cash and/or distribute other property pursuant to Section 11(a)(iii) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or property are available for distribution by the Rights Agent, if and when appropriate.

                 (e) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

                 (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) except as set forth in
         Section 7(h) below completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and

         (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

                 (g) Notwithstanding any statement to the contrary contained in this Agreement or in any Rights Certificate, if the Distribution Date or the Shares Acquisition Date shall occur prior to the Record Date, the provisions of this Agreement, including (without limitation) Sections 3 and 11(a)(ii), shall be applicable to the Rights upon their issuance to the same extent such provisions would have been applicable if the Record Date were the date of this Agreement.

         Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9.      Availability of Capital Stock.

                 (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares (and, following the occurrence of a Distribution Date, out of its authorized and unissued Class A Shares and/or other securities or out of its authorized and issued shares held in its treasury), the number of Preferred Shares (or Class A Shares and/or other securities, as the case may be) that will be sufficient to permit the exercise in full of all outstanding Rights as provided in this Agreement.

                 (b) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (or Class A Shares and/or other securities, as the case may be) delivered upon exercise of Rights shall be, at the time of delivery of the Certificates for such Preferred Shares (or Class A Shares and/or other securities, as the case may be) (subject to any necessary payment of the Purchase Price), duly and validly authorized and issued and fully paid and nonassessable shares.

                 (c) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any Preferred Shares (or Class A Shares and/or other securities, as the case may be) upon the exercise of

         Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares (or Class A Shares and/or other securities, as the case may be) in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares (or Class A Shares and/or other securities, as the case may be) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

                 (d) So long as the shares of Preferred Stock (and, following the occurrence of a Distribution Date, Class A Shares and/or other securities, as the case may be) issuable and deliverable upon the exercise of the Rights may be listed on any inter-dealer quotation system or national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                 (e) The Company shall use its best efforts to (i) file on the appropriate form, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined hereunder, a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Final Expiration Date. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(e), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

         Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares (or Class A Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or Class A Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights certificate evidencing such Rights was duly surrendered and payment of the applicable Purchase Price (and any applicable transfer taxes) was made (or Rights were duly surrendered in exchange for Class A Shares pursuant to Section 24 hereof); provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares (or Class A Shares and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or Class A Shares and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a holder of Preferred Shares (or Class A Shares and/or other securities, as the case may be) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by and obtainable upon exercise of each Right, and the number of Rights outstanding, are subject to adjustment from time to time as provided in Sections 11 and 13 of this Agreement.

                          (a)     (i)      In the event the Company shall at
                 any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares,
                 (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                                  (ii)     Subject to Section 24 of this
                 Agreement, in the event any Person shall become an Acquiring Person, each holder of a valid Series A Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement, and in lieu of Preferred Shares, (1) such number of Class A Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which, a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Class A Shares (determined pursuant to
                 Section 11(d) hereof) on the date of the occurrence of the event described above, and (2) one Series B Right for each valid Series A Right surrendered. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

                             From and after the time when a Person becomes an
                 Acquiring Person (a "Section 11(a)(ii) Event") any Rights that are or were acquired or beneficially owned by (i) any Acquiring Person (or any Associate or Affiliate of such Acquiring Person), (ii) a transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person became an Acquiring Person or (iii) a transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person's becoming an Acquiring Person and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding, whether written or oral, regarding the transferred Rights or (B) a transfer which the Board of Directors has determined in good faith is part of a plan, arrangement or understanding, whether written or oral, which has as a primary purpose or effect the avoidance of this
                 Section 11(a)(ii), shall each be void and any holder of such Rights shall thereafter have no exercise or any other rights whatsoever with respect to such Rights under any provision of this Agreement or otherwise. No Rights Certificate shall be issued pursuant to Section 3, this Section 11(a)(ii) or
                 Section 24 that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof whose Rights would be void pursuant to the preceding sentence; no Rights Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof whose Rights would be void pursuant to the preceding sentence or to any nominee of such Acquiring Person, Associate or Affiliate; and any Rights Certificate delivered to the Rights Agent for transfer to an Acquiring Person, Associate or Affiliate thereof whose Rights would be void pursuant to the preceding sentence shall be cancelled.

                                  (iii) In lieu of issuing Class A Shares of the Company in accordance with Section 11(a)(ii) hereof, the Company may, in the sole discretion of the Board of Directors, elect to (and, in the event that the Board of Directors has not exercised the exchange right contained in Section 24 hereof and there are not sufficient issued but not outstanding and authorized but unissued Class A Shares to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall) take all such action as may be necessary to authorize, issue or pay, upon the exercise of the Rights, cash (including by way of a reduction of the Purchase Price), property, other securities or any combination thereof having an aggregate value equal to the value of the Class A Shares of the Company which otherwise would have been issuable pursuant to Section 11(a)(ii), which aggregate value shall be determined by a majority of the Board of Directors. For purposes of the preceding sentence, the value of the Class A Shares shall be determined pursuant to
                 Section 11(d) hereof and the value of any equity securities which a majority of the Board of Directors determines to be a "common stock equivalent" (including the Preferred Shares, in such ratio as the Board of Directors shall determine) shall be deemed to have the same value as the Class A Shares. Any such election by the Board of Directors must be made and publicly announced within 60 days following the date on which the event described in Section 11(a)(ii) shall have occurred. Following the occurrence of the event described in Section 11(a)(ii), a majority of the Board of Directors then in office may suspend the exercisability of the Rights for a period of up to 60 days following the date on which the event described in Section 11(a)(ii) shall have occurred to the extent that such directors have not determined whether to exercise the Company's right of election under this Section 11(a)(iii). In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

                 (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which could be purchased at the current per share market price for the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                 (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                 (d)     (i)      For the purpose of any computation hereunder,
         the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices (determined as provided in the next sentence) per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for the purpose of any computation under Section 11(a)(iii) hereof, the "current per share market price" of a Security on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately following such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares (other than the Rights), or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security as if such dividend, distribution, combination or reclassification has not been declared. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the Nasdaq National Market or, if the Security is listed or admitted for trading on a national exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading, or, if the Security is not listed on the Nasdaq National Market or listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

                         (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Class A Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Class A Shares nor the Preferred Shares are publicly held or so listed or traded,

         "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

                 (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security, as the case may be. Notwithstanding the first sentence of this
         Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

                 (f)     If as a result of an adjustment made pursuant to
         Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a), 11(b) and 11(c), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

                 (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights all subject to further adjustment as provided herein.

                 (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                 (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a

         Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                 (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Rights Certificates issued hereunder, without prejudice to the validity of such Rights Certificate(s) or the application of the provisions hereof.

                 (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

                 (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the

         Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                 (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to in
         Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

                 (n) In the event that at any time after the date of this Agreement and prior to the Shares Acquisition Date, the Company shall
         (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (i) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (ii) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11 shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with
Section 25 hereof.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

                 (a) If, after the Shares Acquisition Date, directly or indirectly, (w) the Company shall consolidate with, or merge with and into, any other Person, (x) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger or consolidation all or part of the outstanding Common Shares are changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (y) the Company shall sell, mortgage or otherwise transfer (or one or more of its Subsidiaries shall sell, mortgage or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, (i) each holder of a Series A Right or Series B Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable in accordance with the terms of this Agreement, and in lieu of Preferred Shares, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable Class A Shares of the Principal Party (as hereinafter defined) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Class A Shares of the Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Class A Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Class A Shares thereafter deliverable upon the exercise of the Rights.

                 (b)     "Principal Party" shall mean:

                         (i)      In the case of any transaction described in
                 (w) or (x) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the surviving entity of such merger or consolidation (including the Company if applicable); and

                         (ii)     in the case of any transaction described in
                 (y) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

         provided, however, that in any such case described in clauses (b)(i) and (b)(ii): (1) if the Class A Shares of such Person are not at such time and have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which is and has been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, or more than one person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

                 (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have sufficient Class A Shares authorized to permit the full exercise of the Rights and prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in paragraph (a) of this Section 13, the Principal Party will:

                         (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date;

                         (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act; and

                         (iii) take such actions as may be necessary or appropriate under the blue sky laws of the various states.

                 The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, sales or transfers.

         Section 14.     Fractional Rights and Fractional Shares.

                 (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

                 (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this
         Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

                 (c) Following the occurrence of a Distribution Date, the Company shall not be required to issue fractions of Class A Shares upon exercise of the Rights or to distribute Certificates which evidence fractional shares of Common Stock. In lieu of fractional Class A Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Class A Share. For purposes of this Section 14(c), the current market value of one Class A Share shall be the closing price of one Class A Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

                 (d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

         Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

         Section 16. Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                 (a) prior to the Distribution Date, the Series A Rights (and accordingly, any right to receive Series B Rights) will be transferable only in connection with the transfer of the Common Shares;

                 (b) after the Distribution Date with respect to the Series A Rights, and after issuance with respect to the Series B Rights, the Rights Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer and with appropriate forms and certificates fully executed;

                 (c) the Company and the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Certificate for Common Shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Certificate for Common Shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

                 (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation.

         Section 17.     Rights Certificate Holder Not Deemed a Stockholder.
No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this

Agreement, including the costs and expenses of defending against any claim of liability arising, directly or indirectly, therefrom.

         The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Rights Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

         Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                 (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                 (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a Certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such Certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such Certificate.

                 (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

                 (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                 (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares (or Common Shares and/or other securities, as the case may be) to be issued pursuant to this agreement or any Rights Certificate or as to whether any Preferred Shares (or Common Shares and/or other securities, as the case may be) will, when issued, be validly authorized and issued, fully paid and nonassessable.

                 (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights

         Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                 (g) The Rights Agent is hereby authorized and directed to accept, prior to the Shares Acquisition Date, instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

                 (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                 (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

         Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and thereafter be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent (other than the Right Agent appointed hereunder), whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or any state of the United States so long as such corporation is authorized to do business as a banking institution and is authorized to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.

         Section 23.     Redemption.

                 (a) The Series A Rights (and accordingly the right to receive Series B Rights) may be redeemed by action of the Board of Directors pursuant to paragraph (b) of this Section 23 and shall not be redeemed in any other manner. The Series B Rights when and if issued shall not be redeemable in any manner at any time.

                 (b) The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all, but not less than all, of the then outstanding Series A Rights at a redemption price of $.01 per Series A Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price");provided, however, if the Board of Directors of the Company authorizes redemption of the Series A Rights on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board of Directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Triggering Event, then for a period of 180 days following such date, there must be Continuing Directors then in office and such authorization shall require the concurrence of a majority of such Continuing Directors unless, concurrent with such solicitation, such Person (or one or more of its Affiliates or Associates) is making a cash tender offer pursuant to Schedule 14D-1 (or any successor form) filed with the Securities and Exchange Commission for all outstanding Common Shares not beneficially owned by such Person (or by its Affiliates or Associates). The redemption of the Series A Rights by the Board of Directors may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. If redemption of the Rights is to be effective as of a future date, the Rights shall continue to be exercisable, subject to Section 11(a)(ii) hereof, until the effective date of the redemption, provided that nothing contained herein shall preclude the Board of Directors from subsequently causing the Rights to be redeemed at a date earlier than the previously scheduled effective date of the redemption. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the current per share market price of the Common Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

                 (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Series A Rights pursuant to paragraph (b) of this Section 23 (or at the effective time of such redemption established by the Board of Directors of the Company pursuant to paragraph (b) of this Section 23), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Series A Rights pursuant to paragraph (b) of this Section 23 or if later, the effectiveness of the redemption of the rights pursuant to the last sentence of paragraph (b), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights, (ii) depositing with a bank or trust company having a capital and surplus of at least $100 million, funds necessary for such redemption, in trust, to be applied to the redemption of the Rights so called for redemption and (iii) arranging for the mailing of the Redemption Price to the registered holders of the Rights; then, and upon such action, all outstanding Rights Certificates shall be null and void without further action by the Company. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Shares Acquisition Date.

         Section 24.     Exchange.

                 (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Series A Rights (which shall not include Series A Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for both (1) Class A Shares at an exchange ratio of one Class A Share per Series A Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof and
         (2) Series B Rights at an exchange ratio of one Series B Right for each Series A Right. Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, a Farley Affiliate, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

                 (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Series A Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Series A Rights shall terminate and the only right thereafter of a holder of such Series A Rights shall be to receive (1) that number of Class A Shares equal to the number of valid Series A Rights held by such holder, and
         (2) that number of valid Series B Rights equal to the number of valid Series A Rights held by such holder. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares and Series B Rights for Series A Rights will be effected and, in the event of any partial exchange, the number of Series A Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Series A Rights (other than Series A Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Series A Rights.

                 (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares (or equivalent preferred shares, as such term is defined in Section 11(b) hereof) for Class A Shares exchangeable for Rights, at the initial rate of one one-hundredth of a Preferred Share (or equivalent preferred share) for each Class

         A Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Class A Share shall have the same voting rights as one Class A Share.

                 (d) In the event that there shall not be sufficient Class A Shares or Preferred Shares issued but not outstanding or authorized but unissued to permit any exchange of Series A Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Class A Shares or Preferred Shares for issuance upon exchange of the Series A Rights.

                 (e) The Company shall not be required to issue fractions of Common Shares or to distribute Certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (e), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

         Section 25.     Notice of Certain Events.

                 (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options,
         (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise), then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for such event, and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

                 (b) In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

         Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                         FRUIT OF THE LOOM, INC.
                         5000 Sears Tower
                         233 South Wacker Drive
                         Chicago, Illinois  60606
                         Attention:  Corporate Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                         CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.
                         450 West 33rd Street
                         15th Floor
                         New York, New York 10001
                         Attention:  Thomas Watt

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 27. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Rights Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an

Acquiring Person, this Agreement may only be amended in a manner which would not adversely affect the interests of the holders of Rights (except the interests of any Acquiring Person and its Affiliates and Associates), which amendment shall be effective only if there are Continuing Directors and shall require the concurrence of a majority of such Continuing Directors.

         Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person or corporation other than the Company, the Rights Agent and the registered holders of valid Rights Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of valid Rights Certificates (and, prior to the Distribution Date, the Common Shares).

         Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 31. Governing Law. This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                                      FRUIT OF THE LOOM, INC.

Attest:

By: /s/ Orrin Edidin                  By: /s/ Larry K. Switzer
    ------------------------------        --------------------------------------
    Title:  Assistance Secretary          Title: Senior Executive Vice President
                                                  & Chief Financial Officer


                                      CHEMICAL MELLON SHAREHOLDER
                                      SERVICES, L.L.C.

Attest:

By: /s/ Thomas R. Watt                By: /s/ Michael A. Nespoli
    ------------------------------        --------------------------------------
    Title:  Assistant Vice                Title: Vice President
              President

                                                                       EXHIBIT A


                                      FORM

                                       of

                          CERTIFICATE OF DESIGNATIONS

                                       of

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                            FRUIT OF THE LOOM, INC.

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

                     _____________________________________


         FRUIT OF THE LOOM, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company as required by Section 151 of the General Corporation Law at a meeting duly called and held on February 22, 1996:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Company (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

         Series A Junior Participating Preferred Stock:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall initially be 1,500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities or rights issued by the Company convertible into Series A Preferred Stock and further provided that the Board of Directors shall increase the number of shares constituting the Series A Preferred Stock to the extent necessary for the Company to have available sufficient shares of such Series A Preferred Stock available to fulfill all of the Company's obligations to holders of securities and Rights of the Company.

         Section 2.      Dividends and Distributions.

                 (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Class A Common Stock, and Class B Common Stock, par value $.01 per share of the Company (the "Class A Common Stock" and "Class B Common Stock" respectively, collectively, the "Common Stock"), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable when and as dividends are declared on the Company's Common Stock in an amount, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, declared on the Company's Common Stock (except as provided in the next sentence). In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (B) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this
         Section immediately after it declares a dividend or distribution on the Common Stock.

         Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                 (A) Each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the holders of Class A Common Stock of the Company, voting together with the holders Class A Common Stock as a class.

                 (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Class A Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

                 (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 5. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Class A Common Stock. In the event the Company shall at any time declare or pay any dividend on the Class A Common Stock payable in shares of Class A Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Class A Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Class A Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 6. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Class A Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Class A Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

         Section 8. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company's Preferred Stock.

         Section 9. Amendment. The Restated Certificate of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

         IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Company by its Chairman of the Board on this ____ day of ________________, 199__.


                                                     --------------------------
                                                          Chairman of the Board

                                                                       EXHIBIT B


                      Form of Series A Rights Certificate


Certificate No. A ____                                     _____ Series A Rights

         NOT EXERCISABLE AFTER _______________, 200__ OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT, AND ARE VOIDABLE AND SUBJECT TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN THE SECOND PARAGRAPH OF SECTION 11(A)(II) OF SUCH AGREEMENT.]*

                          Series A Rights Certificate

                            FRUIT OF THE LOOM, INC.


         This certifies that ____________________, or registered assigns, is the registered owner of the number of Series A Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of _______________, 199__ (the "Rights Agreement") between FRUIT OF THE LOOM, INC., a Delaware corporation (the "Company"), and CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., Chicago, Illinois time on ________________, 200__ at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredths of a fully paid nonassessable share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company, at a purchase price of $90 per one one-hundredths of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Series A Rights Certificate with the Form of Election to Purchase duly executed. The number of Series A Rights evidenced by this Series A Rights Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth





__________________________________

* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

above, are the number and Purchase Price as of ________________, 199__, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Series A Rights evidenced by this Series A Rights Certificate are subject to modification and adjustment upon the happening of certain events.

         This Series A Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

         This Series A Rights Certificate, with or without other Series A Rights Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Series A Rights Certificate or Series A Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Series A Rights evidenced by the Series A Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Series A Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Series A Rights Certificate or Series A Rights Certificates for the number of whole Series A Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Series A Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for both (A) Preferred Shares or shares of the Company's Class A Common Stock, par value $.01 per share, and (B) Series B Rights, on the terms set forth in the Rights Agreement.

         No fractional Preferred Shares will be issued upon the exercise of any Series A Right or Series A Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredths of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Series A Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Series A Rights evidenced by this Series A Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Series A Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _________________, 19__.




ATTEST:                                        FRUIT OF THE LOOM, INC.

                                               By:
------------------------------                     -----------------------------


Countersigned:

CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.


By:
    ----------------------------------------
                 Authorized Signature

             [FORM OF REVERSE SIDE OF SERIES A RIGHTS CERTIFICATE]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such holder desires to transfer the Series A Rights Certificate.)


         FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers unto ____________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
                 (Please print name and address of transferee)

_______________________________________________________________________________
    (Please print social security or other identifying number of transferee)

this Series A Rights Certificate, together with all interest therein, and does hereby irrevocably constitute and appoint ___________________ Attorney, to transfer the within Series A Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:   _________________________, 19__


                                            ___________________________________
                                            Signature


Signature Guaranteed: _________________________________________________________


         Signature must be guaranteed by an Eligible Guarantor Institution as defined by SEC Rule 17Ad-15 (17 C.F.R. 240.17-Ad-15).

                                  CERTIFICATE


                 The undersigned hereby certifies by checking the appropriate boxes that:

                 (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

                 (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.


Dated:   _________________________, 19__


                                          ______________________________________
                                          Signature


Signature Guaranteed: __________________________________________________________



                                     NOTICE

                 The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                 The signature must be guaranteed by an Eligible Guarantor Institution as defined by SEC Rule 17Ad-15 (17 C.F.R. 240.17-Ad-15).

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                   exercise the Series A Rights Certificate.)

To:      FRUIT OF THE LOOM, INC.

         The undersigned hereby irrevocably elects to exercise _____________ Series A Rights represented by this Series A Rights Certificate to purchase the Preferred Shares issuable upon the exercise of such Series A Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such Preferred Shares be issued in the name of:

________________________________________________________________________________

________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________
          (Please insert social security or other identifying number)

If such number of Series A Rights shall not be all the Series A Rights evidenced by this Series A Rights Certificate, a new Series A Rights Certificate for the balance remaining of such Series A Rights shall be registered in the name of and delivered to:

________________________________________________________________________________

________________________________________________________________________________
                           (Please print name and address)

________________________________________________________________________________
          (Please insert social security or other identifying number)

Dated:   _________________________, 19__

                                             ___________________________________
                                             Signature


Signature Guaranteed: __________________________________________________________

         Signatures must be guaranteed by an Eligible Guarantor Institution as defined by SEC Rule 17Ad-15 (17 C.F.R. 240.17-Ad-15).

                                  CERTIFICATE


                 The undersigned hereby certifies by checking the appropriate boxes that:

                 (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

                 (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.


Dated:   _________________________, 19__


                                             ___________________________________
                                             Signature


Signature Guaranteed: __________________________________________________________


                                    NOTICE

                 The signatures to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                 The signature must be guaranteed by an Eligible Guarantor Institution as defined by SEC Rule 17Ad-15 (17 C.F.R. 240.17-Ad 15).

                                     NOTICE


         In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Series A Rights evidenced by this Series A Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       EXHIBIT C


                      Form of Series B Rights Certificate


Certificate No. B ____                                    ______ Series B Rights


  NOT EXERCISABLE AFTER _______________, 200__. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN THE SECOND PARAGRAPH OF SECTION 11(A)(II) OF SUCH AGREEMENT.]*


                          Series B Rights Certificate

                            FRUIT OF THE LOOM, INC.


         This certifies that ____________________, or registered assigns, is the registered owner of the number of Series B Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of _________, 199__ (the "Rights Agreement") between FRUIT OF THE LOOM, INC., a Delaware corporation (the "Company"), and CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C. (the "Rights Agent"), to purchase from the Company at any time after issuance and prior to 5:00 p.m., Chicago, Illinois time on ________________, 200__ at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredths of a fully paid nonassessable share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company, at a purchase price of $90 per one one-hundredths of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Series B Rights Certificate with the Form of Election to Purchase duly executed. The number of Series B Rights evidenced by this Series B Rights Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of _______________, 199__, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Series B Rights evidenced by this Series B Rights Certificate are subject to modification and adjustment upon the happening of certain events.





__________________________________

*The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

         This Series B Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Series B Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

         This Series B Rights Certificate, with or without other Series B Rights Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Series B Rights Certificate or Series B Rights Certificates of like tenor and date evidencing Series B Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Series B Rights evidenced by the Series B Rights Certificate or Series B Rights Certificates surrendered shall have entitled such holder to purchase. If this Series B Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Series B Rights Certificate or Series B Rights Certificates for the number of whole Series B Rights not exercised.

         The Rights Agreement provides that the Series B Rights evidenced by this Certificate, when and if issued, may not be redeemed by the Company.

         No fractional Preferred Shares will be issued upon the exercise of any Series B Right or Series B Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredths of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Series B Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Series B Right or Series B Rights evidenced by this Series B Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Series B Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _________________, 19__.




ATTEST:                                        FRUIT OF THE LOOM, INC.

                                               By:
------------------------------                     -----------------------------


Countersigned:

CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.


By:
    ---------------------------------------
            Authorized Signature

             [FORM OF REVERSE SIDE OF SERIES B RIGHTS CERTIFICATE]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such holder desires to transfer the Series B Rights Certificate.)


         FOR VALUE RECEIVED, ______________________________ hereby sells,

assigns and transfers unto _____________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                 (Please print name and address of transferee)

________________________________________________________________________________
    (Please print social security or other identifying number of transferee)

this Series B Rights Certificate, together with all interest therein, and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer the within Series B Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:   _________________________, 19__


                                             ___________________________________
                                             Signature


Signature Guaranteed: __________________________________________________________

         Signature must be guaranteed by an Eligible Guarantor Institution as defined by SEC Rule 17Ad-15 (17 C.F.R. 240.17-Ad-15).

                                  CERTIFICATE


                 The undersigned hereby certifies by checking the appropriate boxes that:

                 (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

                 (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.


Dated:   _________________________, 19__


                                              __________________________________
                                              Signature


Signature Guaranteed: __________________________________________________________


                                     NOTICE

                 The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                 The signature must be guaranteed by an Eligible Guarantor Institution as defined by SEC Rule 17Ad-15 (17 C.F.R. 240.17-Ad-15).

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                   exercise the Series B Rights Certificate.)

To:      FRUIT OF THE LOOM, INC.

         The undersigned hereby irrevocably elects to exercise _____________ Series B Rights represented by this Series B Rights Certificate to purchase the Preferred Shares issuable upon the exercise of such Series B Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such Preferred Shares be issued in the name of:

________________________________________________________________________________

________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________
          (Please insert social security or other identifying number)

If such number of Series B Rights shall not be all the Series B Rights evidenced by this Series B Rights Certificate, a new Series B Rights Certificate for the balance remaining of such Series B Rights shall be registered in the name of and delivered to:

________________________________________________________________________________

________________________________________________________________________________
                          (Please print name and address)

________________________________________________________________________________
          (Please insert social security or other identifying number)

Dated:   _________________________, 19__

                                           _____________________________________
                                           Signature


Signature Guaranteed: __________________________________________________________

         Signatures must be guaranteed by an Eligible Guarantor Institution as defined by SEC Rule 17Ad-15 (17 C.F.R. 240.17-Ad-15).

                                  CERTIFICATE


                 The undersigned hereby certifies by checking the appropriate boxes that:

                 (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

                 (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.


Dated:   _________________________, 19__



                                             ___________________________________
                                             Signature


Signature Guaranteed: __________________________________________________________


                                     NOTICE

                 The signatures to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                 The signature must be guaranteed by an Eligible Guarantor Institution as defined by SEC Rule 17Ad-15 (17 C.F.R. 240.17-Ad-15).

                                     NOTICE


         In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Series B Rights evidenced by this Series B Rights Certificate to be an Acquiring Person or an Affiliate, Associate or Group Member thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       EXHIBIT D


                         SUMMARY OF RIGHTS TO PURCHASE
                     PREFERRED SHARES UNDER PLAN ADOPTED BY
                            FRUIT OF THE LOOM, INC.


         On February 22, 1996, the Board of Directors of FRUIT OF THE LOOM, INC. (the "Company") declared a dividend of one Series A Right (a "Series A Right") for each outstanding share of its common stock (Class A and Class B), par value $.01 per share (the "Common Shares"), of the Company. The dividend is payable on March 22, 1996 (the "Record Date") to the shareholders of record on that date. Each Series A Right entitles the registered holder to purchase from the Company one one-hundredths of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company at a price of $90 per one one-hundredths of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Series A Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C., as Rights Agent (the "Rights Agent").

         Until the earlier of (i) the close of business on the tenth day after the first public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding Common Shares (an "Acquiring Person"), or (ii) the close of business on the tenth day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership of such person or group of 15% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Series A Rights will be evidenced by the Common Share certificates, will be transferable only by the transfer of the Common Shares associated with such Rights and any transfer of the Common Shares (including a transfer to the Company) will constitute a transfer of the Series A Rights. As described below, after a person or group becomes an Acquiring Person, the Series A Rights may not be redeemed may only be amended in limited circumstances.

         Until the Distribution Date (or earlier redemption or expiration of the Series A Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Series A Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached, will also constitute the transfer of the Series A Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Series A Rights ("Series A Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Series A Rights Certificates alone will evidence the Series A Rights.

         The Series A Rights are not exercisable until a person, entity or group becomes an Acquiring Person. The Series A Rights will expire on March 21, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Series A Rights are redeemed earlier by the Company, in each case, as described below.

         If a person or group of affiliated or associated persons becomes an "Acquiring Person" by obtaining beneficial ownership of more than 15% of the then outstanding Common Shares, each holder of a Series A Right (other than those described in the next sentence) will thereafter have the right to receive, upon exercise, both (1) Class A Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Series A Right, and (2) a Series B Right. All Series A Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be void. The Series B Rights are very much like the Series A Rights.

         At any time after the first date of public announcement by the Company or an Acquiring Person than an Acquiring Person has become such (a "Shares Acquisition Date"), if (i) the Company is the surviving corporation in a merger with any other company or entity, (ii) the Company is acquired in a merger or other business combination transaction, or (iii) 50% or more of the Company's consolidated assets or earning power are sold, each holder of a Series A Right or a Series B Right (other than those whose rights have become void) will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Series A or Series B Right, that number of shares of common stock of the surviving or acquiring company which at the time of such transaction will have a market value of two times the exercise price of such Right.

         At any time after a person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Series A Rights (other than Series A Rights owned by such person or group which have become void), in whole or in part, without any additional payment, for both (1) Class A Common Shares at an exchange ratio of one Class A Common Share (or of a share of a class or series of the Company's preferred shares having equivalent rights, preferences and privileges), per Series A Right (subject to adjustment), and (2) Series B Rights at an exchange ratio of one Series B Right per Series A Right.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredths of a Preferred share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

         At any time prior to the Shares Acquisition Date, the Board of Directors of the Company may redeem all, but not less than all, of the Series A Rights at a price of $.01 per Series A Right (the "Redemption Price"). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors. The redemption of the Series A Rights may be made effective at such time, on such basis and





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
with such conditions as the Board of Directors in its sole discretion may establish. The Series B Rights, if an when issued, are not redeemable.

         Immediately upon any redemption of the Series A Rights, the right to exercise the Series A Rights will terminate and the only right of the holders of Series A Rights will be to receive the Redemption Price.

         The term "Continuing Director" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

         Other than those provisions relating to the principal economic terms of the Series A Rights and the Series B Rights, any of the provisions of the Series A Rights and, prior to their issuance, the Series B Rights, may be amended by the Board of Directors of the Company prior to the Shares Acquisition Date. After the Shares Acquisition Date, the provisions of the Rights Agreement may be amended by the Board to make changes which do not adversely affect the interests of holders of Series A Rights or Series B Rights (excluding the interests of any Acquiring Person) which amendment shall require the concurrence of a majority of the Continuing Directors. Series B Rights, if and when issued, may not thereafter be amended.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated March 11, 1996. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Series A and Series B Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.





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